PLEDGE-ESCROW AGREEMENT
                          ------------------------





                    PLEDGE-ESCROW AGREEMENT made this 10th day of August, 1995, by and between ANTHONY J. CATALDO, hereinafter referred to as the "Pledgor" and MANAGEMENT TECHNOLOGIES, INC., hereinafter referred to as the "Pledgee".

                                W I T N E S S E T H:
                                -------------------


                    WHEREAS, Pledgor is a Shareholder of a Company known as MANAGEMENT TECHNOLOGIES, INC. ("MTI"); and
                    WHEREAS, Pledgee has entered into a Separation Agreement and Release dated July 6, 1995 with Pledgor; and
                    WHEREAS, Pledgor, in consideration of Pledgee entering into said Agreement, is desirous of pledging his stock ownership in MTI to Pledgee, and
                    WHEREAS, the parties are further desirous of defining their rights and responsibilities with respect to said Pledge-Escrow Agreement.
                         NOW, THEREFORE, IN CONSIDERATION OF
                         THE   PREMISES   AND   THE   MUTUAL

                         COVENANTS  HEREIN   CONTAINED   AND
                         OTHER     GOOD     AND     VALUABLE
                         CONSIDERATION, THE RECEIPT OF WHICH
                         EACH   OF   THE   PARTIES    HERETO
                         ACKNOWLEDGES, IT  IS HEREBY  AGREED
                         AS FOLLOWS:


                    SECTION 1.   Pledge.   Pledgor hereby grants to Pledgee
                                 ------

          a first priority security interest in and to the following (the "Pledged Collateral"):
                    (i) 212,700 of the issued and outstanding restricted shares owned by Pledgor in MTI;
                    (ii) all additional rights received by Pledgor pursuant to any reclassification, reorganization, increase or reduction of capital, or stock dividend, or in substitution of or in exchange for any of the Pledged Shares;
                    (iii) all shares and rights related to the 212,700 shares owned directly or indirectly by Pledgor of any person who, after the date of this Pledge-Escrow Agreement, becomes, as a result of any occurrence, a Subsidiary or Pledgor;
                    (iv) all certificates representing the shares referred to in clauses (i), (ii) and (iii) above; and
                    (v) all dividends, cash, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the shares referred to in clauses (I), (ii) and (iii) above.
                    SECTION 2.   Security for Obligations.   The Agreement

          secures and the Pledged Collateral is security for the indefeasible payment in full when due, whether at maturity, by acceleration or otherwise the obligations of Pledgor to Pledgee.
                    SECTION 3.    Delivery of Pledged  Collateral.  All  of
                                  -------------------------------

          the certificates representing the Pledged Collateral shall be delivered to Baratta & Goldstein, as Pledge-Escrow Agents, pursuant to the within Agreement. The consent of Baratta & Goldstein is endorsed upon the within Agreement. The certificates shall be in suitable form for transfer and accompanied by duly executed instruments undated and in blank and in the appropriate form which will enable the transfer of said stock certificates in the event of a default which remains uncured. In the event of a default under the terms and conditions of the Separation and Release Agreement ("Separation"), which default shall specifically and only refer to payment by CATALDO of all sums due as per the Separation Agreement, then and in that event, the Pledgee, upon receipt from the Pledge-Escrow Agent of the Pledged Shares shall have the right to exchange such stock certificates in the name of Pledgee and/or take the action it deems appropriate to sell, assign or transfer all or any part of said stock in satisfaction of the outstanding financial obligation of Pledgor to the Pledgee.
                    The Pledgee will have the discretion to sell by public or private sale the shares of stock herein and as long as the provisions of the Uniform Commercial Code concerning the sale of collateral are adhered to, then and in that event, Pledgee shall be permitted, at its discretion, to retain said shares of stock or sell said shares of stock to a third party or entity subject to the applicable rules and regulations of the Securities and Exchange Act as made and promulgated.
                    At the written instruction of the Pledgor to the Pledge Agent to deliver said pledged shares against payment to Pledgee, the Escrow Agent shall notify the Pledgor. Payments received will be paid to Pledgee against the $280,000 sum due Pledgee. Upon payment in full, the balance of shares and/or funds will be paid to Pledgor. Pledgee and Pledgor indemnify and hold harmless the Pledge-Escrow Agents from any actions as per the request to sell and deliver said shares as long as payment is made to Pledgee or its successors in interest.
                    SECTION 4.  Representations and Warranties .   Pledgor
                                ------------------------------

          makes the following representations and warranties, each and all of which shall survive the execution and delivery of this
          Agreement:

                    (a)  The Pledged Shares  (i) have been duly  authorized
          and validly issued;  (ii) are fully paid and non-assessable;  and
          (iii) constitute fully paid non-assessable issued and outstanding shares of the capital stock of Pledgee. There are no existing options, warrants, calls or commitments of any character whatsoever relating to any of the Pledged Shares except as provided for herein.
                    (b)  Pledgor is, and at the time of the delivery of the
          Pledged Collateral to the Pledge-Escrow Agents, will be the legal and beneficial owner of the Pledged Collateral, free and clear of any lien, security interest or other charge or encumbrance, except for the lien created hereby.
                    (c)  The pledge of the  Pledged Shares pursuant  hereto
          creates a valid and perfected first priority security interest in the Pledged Collateral, securing payment of the full sum due Pledgee as per the Promissory Note and Separation Agreement. A true copy of said Agreement is annexed hereto and made a part hereof, and Pledgor and Pledgee recognize and agree that said Agreement and the terms contained therein, with respect to the 212,700 shares of common stock of Pledgee, will be binding on all parties to the within Agreement.
                    (d)  No  consent,  authorization,  approval,  or  other
          action by, and no notice to or filing with, any person or Governmental authority is required for (i) the pledge by Pledgor of the Pledged Collateral pursuant hereto or the execution, delivery of performance hereof by Pledgor or (ii) the exercise by the Pledgee of the voting or other rights provided for herein or the remedies in respect of the Pledged Collateral pursuant hereto, except as may be required in connection with the disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally.
                    (e)  Pledgor has full power, authority and legal  right
          to pledge all the Pledged Collateral pursuant hereto.
                    (f)  Pledgor acknowledges  that he  was represented  by
          independent counsel.
                    (g)  Pledgor  warrants  that  he  qualifies  under  the
          exemption relied upon by Pledgee of the Securities Act and that Pledgor is a qualified investor.
                    SECTION 5.   Further Assurances; Supplements.  Pledgor
                                 -------------------------------

          agrees that at any time and from time to time, at the reasonable expense of Pledgor, Pledgor will promptly execute and deliver such further instruments and documents, and take such further action, as may be necessary or desirable, or that the Pledgee may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce their rights and remedies pursuant hereto with respect to any of the Pledged Collateral.
                    Pledgor agrees to defend the title to the Pledged Collateral and the lien thereon and security interest therein of the Pledgee against the claim of any person and to maintain and preserve such lien and security interest until payment in full of the obligations of Pledgor to Pledgee.
                    SECTION 6.  Voting Rights; Dividends; etc.
                                ------------------------------

                    (a)  As long  as no default or  event of default  shall
          have occurred and be continuing;
                         (i) As long as there is no prejudice to Pledgee's rights with respect to the collateral pledged, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms hereof. However, no Pledgor shall exercise or refrain from exercising any such right, if in the Pledgee's reasonable judgment, such action would
          (A) have a material adverse effect on the value of the Pledged Collateral or any part thereof or the Pledgee's interests therein, or (B) authorize or effect (x) a dissolution, liquidation, merger, or sale of all or substantially all of the assets of MTI, (y) a material amendment of the Certificate of Incorporation of MTI, or (z) an alteration of the voting rights of the stock of MTI; and provided further, that Pledgor shall give the Pledgee at least five (5) days written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising. It is understood, however, that the voting by Pledgor of any of the Pledged Shares for or Pledgor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders, shall not be deemed inconsistent with the terms of this Agreement, and no notice of any such voting or consent need be given to Pledgee.
                    (ii) Pledgor shall be  entitled to  receive and  retain
          any and all dividends and other distributions paid in respect of the Pledged Collateral, other than any and all
                         (A) dividends or other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any of the Pledged Collateral;
                         (B) dividends or other distributions paid or payable in cash in respect of any of the Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and
                         (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any of the Pledged Collateral, all of which shall be, and all of which shall be forthwith delivered to Pledgee to hold as, part of the Pledged Collateral and, if received by Pledgor, shall be received in trust of the benefit of the Pledgee, segregated from the other property or funds of Pledgor, and forthwith delivered to Pledgee as part of the Pledged Collateral in the form received (with any necessary endorsement).
                    (b)  Upon the occurrence and during the continuance  of
          a default or event of default:

                         (i) Upon notice to Pledgor by Pledgee, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
          Section 6 (a) (i) hereof shall cease, and all such rights shall thereupon become vested in the Pledgee, who shall thereupon have the sole right to exercise such voting and other consensual rights.
                         (ii) All  rights   of  Pledgor   to  receive   the
          dividends.
                    SECTION 7.    Transfers and  Other  Liens;  Additional
                                  ----------------------------------------

          Shares.
          ------

                    (A)  Pledgor agrees that it will not:
                         (i) sell, assign, or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, or
                         (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the lien in favor of the Pledgee pursuant hereto.
                    (b)  Pledgor agrees that it will:
                         (i) cause each issuer of the Pledged Shares not to issue any stock or securities in addition to or in substitution for the Pledged Shares except to Pledgor;

                         (ii) pledge, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any person who, after the date of this Agreement, becomes a Subsidiary of Pledgee.
                    SECTION 8.  Pledgee Appoints Attorney-in-Fact.  Pledgor
                                ---------------------------------

          hereby irrevocably appoints Pledgee as Pledgor's attorney-in-fact, with the full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Pledgee's discretion to take any action and to execute any instrument which Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.
                    SECTION 9.  Remedies upon Default.  If any default  or
                                ---------------------

          event of default shall have occurred and be continuing:
                    (a)  (i)  Pledgee  may  exercise  in  respect  of   the
          pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party in case of a default by a debtor under the Uniform Commercial Code, and the Pledgee may also, without notice except as specified below, sell the Pledged

          Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board, at any of the Pledgee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Pledgee may deem commercially reasonable.
                         (ii) Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against the Pledgee arising by reason of the fact that the price at which any of the Pledged Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale, even if the Pledgee accepts the first offer received and do not offer the Pledged Collateral to more than one offeree.
                    (b) All proceeds received will be applied first to the payment of the costs and expenses of such sale, including, without limitation, reasonable compensation to the Pledgee and her agents and counsel, and all expenses, liabilities and advances made or incurred by the Pledgee in connection therewith;
                    Next, to the Pledgee, for the payment in full of the secured obligations; and
                    Finally, after payment in full of all the secured obligations, to the payment to the Pledgee, or his successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a Court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.
                    SECTION 10.   Expenses.  Pledgor shall, upon demand, be
                                  --------

          jointly and severally responsible to pay to the Pledgee the amount of any and all expenses, including the fees and expenses of its counsel and of any experts and agents which the Pledgee may reasonably incur in connection with (a) administration of this Agreement; (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Pledgee pursuant hereto or (d) the failure by Pledgor to perform or observe any of the provisions hereof.
                    SECTION 11.  Security Interest Absolute.  All rights of
                                 --------------------------

          the Pledgee and security interests granted herein, and all obligations of the Pledgor pursuant hereto.

                    SECTION 12.    Pledged Shares.     The parties  to the
                                   ---------------

          within Agreement understand and agree that the shares of stock delivered to the Pledge-Escrow Agent will be released as follows:
                    Upon written certification by Pledgee that 100% of the purchase price for the MTI stock is paid in full to Pledgee.
                    SECTION 13.   Amendments, etc.   No amendment or waiver
                                  ----------------

          of any provision of this Agreement, nor consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
                    SECTION 14.     Addresses for  Notices.    All  notices
                                    ----------------------

          required or permitted to be given by the parties hereto shall  be
          in  writing  and  mailed   by  certified  mail,  return   receipt
          requested, and by regular mail to the other parties as follows:
                    If to Pledgor, at

                    Mr. Anthony J. Cataldo
                    4 High Meadows Road
                    Mount Kisco, New York 10549

                    If to Pledgee, at

                    Management Technologies, Inc.

                    630 Third Avenue
                    New York, New York 10017

                    With a copy to

                    BARATTA & GOLDSTEIN
                    597 Fifth Avenue
                    New York, New York  10017


                    SECTION 15.   No Waiver .   No  failure on the part  of
                                  ---------

          the Pledgee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
                    SECTION 16.      Severability.     The  illegality  or
                                     ------------

          unenforceability of any provision of this Agreement or any instrument or document required pursuant thereto shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or document required pursuant hereto.
                    SECTION 17.    Governing Law; Terms.    This Agreement
                                   --------------------

          shall be governed by, and construed in accordance with, the laws of the State of New York.

                    IN WITNESS WHEREOF, the parties have set their hands and seals on the day, month and year first above written.
                                             PLEDGOR


                                             /s/ Anthony J. Cataldo
                                             ----------------------

                                             ANTHONY J. CATALDO,



                                             PLEDGEE

                                             MANAGEMENT TECHNOLOGIES, INC.


                                        By:  /s/S.Keith Williams

                    The undersigned, BARATTA & GOLDSTEIN, agrees to act as Pledge-Escrow Agents, with the understanding that it is only responsible for the possession of the pledged shares and, in the event of a dispute, that the shares or proceeds will be deposited in a Court of competent jurisdiction for a judicial determination. Pledgor and Pledgee agree to pay equally all costs and expenses related to the deposit of said shares or proceeds. The parties agree that Baratta & Goldstein has represented MTI (Pledgee), and that Cataldo (Pledgor) was represented by Leon Braunstein, Esq. with respect to said Agreement.

                                             PLEDGOR


                                             /s/ Anthony J.Cataldo
                                             ---------------------

                                             ANTHONY J. CATALDO,


                                             PLEDGEE

                                             MANAGEMENT TECHNOLOGIES, INC.


                                        By:  /s/ Keith Williams
                                             ------------------

                                             KEITH WILLIAMS
                                             President and Chief Operating
                                             Officer


          AGREED TO:

          BARATTA & GOLDSTEIN

          By:/s/ Baratta & Goldstein
             -----------------------